Exhibit 4.5

                              GCA CORPORATION

                           REGISTRATION AGREEMENT
                           ----------------------

          Registration Agreement, dated as of April 23, 1987, among GCA Corporation, a Delaware corporation (the "Company"), and each of the banks and insurance companies listed on the signature pages hereof, and Carl Zeiss, Inc. (individually, a "Lender" and collectively, the "Lender Group"). Terms not otherwise defined herein shall have the meaning ascribed to them in the Warrant Agreement.

                            W I T N E S S E T H
                            - - - - - - - - - -

          WHEREAS, The Hallwood Group Incorporated, a Delaware corporation ("Hallwood"), and the Lender Group (other than TIAA) are parties to that certain Restructuring Agreement, dated as of December 5, 1986 (the "Restructuring Agreement"), as amended; and

          WHEREAS, Hallwood and Teachers Insurance & Annuity Association of America ("TIAA") are parties to that certain letter agreement dated December 5, 1986; and

          WHEREAS, the Company and the Lender Group are parties to that certain Warrant Agreement of even date herewith (the "Warrant Agreement"), pursuant to which the Company has issued to the Lender Group warrants (the "Warrants") to purchase 2,190,806 shares (after giving effect to the 1-for-50 reverse stock split of the common stock (as hereinafter defined) contemplated to occur on April 24, 1987) of common stock, $.01 par value per share, of the Company (the "Common Stock"); and

          WHEREAS, the Warrant Agreement provides that at the Closing the Company and the Lender Group shall execute and deliver this Agreement;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth, the Company and the Lender Group agree as follows:

          1. Defined Terms. Capitalized terms used in this Agreement, unless separately defined herein, shall have the meanings ascribed to such terms in the Restructuring Agreement or the Warrant Agreement.

          2. Demand Registrations. (a) At any time after the Closing, the holders of at least 20% of the Warrant Shares outstanding at the time (equitably adjusted to reflect stock splits, stock dividends, combinations or similar events and adjustments pursuant to Paragraph 5 of the Warrants) may request registration under the Securities Act of 1933, as amended (the "Securities Act"), of all or part of their Warrant Shares on Form S-1 or any other form available for the registration of the Warrant Shares ("Demand Registrations"). Within 10 days after receipt of any such request, the Company shall give written notice of such request to all other holders of the Warrant Shares and shall, subject to the provisions of Section 2(c) hereof, include in such registration all Warrant Shares with respect to which the Company has received written requests for inclusion therein within 30 days after the receipt of the Company's notice.

          (b) Subject to the provisions of Section 2(a), the holders of the Warrant Shares shall be entitled to request three Demand Registrations, and the Company shall pay all Registration Expenses (as defined in Section 6 hereof) in connection therewith. A registration shall not count as one of the three permitted Demand Registrations (i) until the registration has become effective, or (ii) if the holders initiating the request for such registration are not able to register and sell at least 66-2/3% of the shares of Common Stock requested by such holders to be included in such registration. In any event, the Company shall pay all Registration Expenses in connection with any registration initiated as a Demand Registration, whether or not consummated.

          (c) In the event that the managing underwriters of the requested Demand Registration advise the Company in writing that in their judgment in order to effect an orderly public distribution the number of Warrant Shares proposed to be included in any such Demand Registration must be limited, the Company shall include in such registration only the number of Warrant Shares which, in the opinion of such underwriters, can be sold in an orderly public distribution, such limitation to be imposed pro rata among the holders of the Warrant Shares who are participating in such registration on the basis of the amount of such securities initially proposed to be registered by such holder.

          (d) The Company shall not be obligated to effect any Demand Registration within six months after the effective date of a previous Demand Registration or a previous registration under which each holder of Warrant Shares was given piggyback rights (and was able to include a minimum of 66-2/3% of the shares of Warrant Shares requested by it to be included in such registration) pursuant to Section 3 hereof. The Company may postpone for up to six months the filing or the effectiveness of a registration statement for a Demand Registration if the Company reasonably believes that such Demand Registration might reasonably be expected to have an adverse effect on any proposal or plan by the Company to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction; provided, however, that in such event, the holders of the Warrant Shares initiating the request for such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations. If the Company elects to postpone the filing or effectiveness of a Demand Registration, it shall promptly notify each member of the Lender Group. In any event, the Company shall pay all Registration Expenses in connection with any registration initiated as a Demand Registration.

          (e) The holders of a majority of the Warrant Shares participating in any Demand Registration shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Company's approval, which shall not be unreasonably withheld.

          3. Piggyback Registrations. (a) Whenever the Company proposes to register any of its equity securities under the Securities Act (other than pursuant to a Demand Registration) and the registration form to be used may be used for the registration of Warrant Shares (a "Piggyback Registration"), the Company shall give prompt written notice to all holders of Warrant Shares of its intention to effect such a registration and shall include in such registration all Warrant Shares with respect to which the Company has received written requests for inclusion therein within 30 days after the receipt of the Company's notice.

          (b) The Registration Expenses of the holders of Warrant Shares shall be paid by such holders in all Piggyback Registrations.

          (c) If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their judgment the number of securities requested to be included in such registration must be limited in order to effect an orderly public distribution, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Warrant Shares requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of shares initially proposed to be registered by such holders, and (iii) third, any other securities requested to be included in such registration.

          (d) If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities other than the holders of the Warrant Shares, and the managing underwriters advise the Company in writing that in their judgment the number of securities requested to be included in such registration must be limited in order to effect an orderly public distribution, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration (ii) second, the Warrant Shares requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of shares initially proposed to registered by such holders, and (iii) third, any other securities requested to be included in such registration.

          4. Holdback Agreements. (a) Each holder of Warrant Shares agrees not to effect any public sale or distribution of the Warrant Shares owned by such holder, including, without limitation, sales pursuant to Rule 144 (or any similar rule then in effect), during the 10 days prior to and the 90 days beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which Warrant Shares owned by such holder, are included (except as part of such underwritten registration) unless the underwriters managing the registered public offering otherwise agree.

          (b) The Company agrees not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 10 days prior to and during the 90 days beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form) unless the underwriters managing the registered public offering otherwise agree.

          5. Registration Procedures. Whenever the holders of the Warrant Shares have requested that any Warrant Shares be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration of such Warrant Shares in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

          (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Warrant Shares and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Warrant Shares requesting such registration statement copies of all documents proposed to be filed, which documents will be subject to the review of such counsel);

          (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 90 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

          (c) furnish to each seller of Warrant Shares such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Warrant Shares owned by such seller;

          (d) use its best efforts to register or qualify such Warrant Shares under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Warrant Shares owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

          (e) notify each seller of such Warrant Shares at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and shall prepare in sufficient quantities a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Warrant Shares such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

          (f) use its best efforts to cause all such Warrant Shares to be listed on each securities exchange on which similar securities issued by the Company are then listed, and provide a transfer agent and registrar for such securities not later than the effective date of the applicable registration statement;

          (g) in the case of an underwritten offering, enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Warrant Shares being sold or the underwriters, reasonably request in order to expedite or facilitate the disposition of such Warrant Shares (including, without limitation, effecting a stock split or a combination of shares);

          (h) make available for inspection by any seller of Warrant Shares, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; and

          (i) use its best efforts to obtain an appropriate opinion from the Company's counsel and a comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by opinions of Company counsel and comfort letters in similar registrations as the holders of a majority of the Warrant Shares being sold reasonably request (provided that such holders constitute the holders of a majority of the securities covered by such registration agreement).

          If any such registration statement refers to any holder by name or otherwise as the holder of any securities of the Company, such holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such holder, to the effect that the holding by such holder of such securities is not to be construed as a recommendation of such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such holder.

          6. Registration Expenses. (a) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation, all registration and filing fees, National Association of Securities Dealers, Inc. fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company, all independent certified public accountants, and underwriters (excluding discounts and commissions) (all such expenses being herein called "Registration Expenses"), shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed.

          (b) In connection with each Registration initiated as a Demand Registration, the Company shall reimburse the holders of the Warrant Shares covered by such registration for the reasonable fees and disbursements of one law firm chosen by the holders of a majority of the Warrant Shares included in such registration.

          (c) To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay the Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

          7. Indemnification. (a) The Company agrees to indemnify, to the extent permitted by law, each holder of Warrant Shares, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses caused by, resulting from, arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by, resulting from, arising out of or based upon or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Warrant Shares.

          (b) In connection with any registration statement in which a holder of Warrant Shares is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify each other holder of Warrant Shares, the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses caused by, resulting from, arising out of or based upon any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder expressly for use in the registration statement; provided, however, that the obligation to indemnify shall be several, not joint and several, among such holders of Warrant Shares and the liability of each such holder of Warrant Shares, shall be in proportion to and limited to the net amount received by such holder from the sale of Warrant Shares pursuant to such registration statement.

          (c) Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.

          (d) To the extent permitted by law, the indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities.

          (e) If the indemnification provided for in or pursuant to this
Section 7 is due in accordance with the terms thereof, but is for any reason unavailable or unenforceable or insufficient in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, by such party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement, or omission. In no event shall the liability of any selling holder of Warrant Shares be greater in amount than the amount of proceeds received by such holder upon such sale.

          8. Participation in Underwritten Registrations. No Lender may participate in any registration hereunder which is underwritten unless such Lender (a) agrees to sell such Lender's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

          9. Miscellaneous. (a) Except as otherwise provided herein, the provisions of this Agreement may be amended only with the written consent of the Company and the holders of 66-2/3% of the Warrant Shares.

          (b) All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of their respective successors and assigns whether so expressed or not. Each successor and assign shall agree to be bound by the terms hereof as if originally a party hereto. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of the Warrant Shares are also for the benefit of, and enforceable by, any subsequent holder of such Warrant Shares, provided that each such transferee shall agree in writing to be bound by the terms and conditions of this Agreement.

          (c) Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or this Agreement.

          (d) This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

          (e) The headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          (f) This Agreement shall be governed by the law of the State of New York.

          (g) All notices provided for herein shall be given or made by certified mail or hand delivery, mailed or delivered to the intended recipient at the "Address of Notices" specified below its name on the signature pages hereof; or as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when mailed or personally delivered.

          (h) The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted under this Agreement to the holders of Warrant Shares.

          (i) Any person having rights under any provisions of this Agreement will be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

          (j) In any action or proceeding brought to enforce any provision of this Agreement, or where any provision of such Agreement is validly asserted as a defense, the successfuly party shall receive attorneys fees in addition to any other available remedy.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                GCA CORPORATION

                                By
                                  ------------------------------------
                                7 Shattuck Road
                                Andover, Massachusetts 01810
                                Attention:  General Counsel


                                THE BANK OF NEW ENGLAND, N.A.

                                By
                                  ------------------------------------
                                28 State Street
                                Boston, Massachusetts  02109
                                Attn:  Cynthia Sackett
                                Assistant Vice President


                                BARCLAYS BANK PLC (formerly known as
                                "Barclays Bank International Limited")

                                By
                                  ------------------------------------
                                420 Lexington Avenue
                                New York, New York
                                Attn:  Advance Department


                                MANUFACTURERS HANOVER TRUST COMPANY

                                By
                                  ------------------------------------
                                270 Park Avenue
                                New York, New York  10017
                                Attn:  Gregory Harbaugh
                                Assistant Secretary


                                MANUFACTURERS HANOVER LEASING CORPORATION

                                By
                                  ------------------------------------
                                270 Park Avenue, 29th Floor
                                New York, New York  10017
                                Attn:  Robert Michael
                                Vice President


                                MELLON BANK, N.A.

                                By
                                  ------------------------------------
                                One Mellon Bank Center, Room 4321
                                Pittsburgh, Pennsylvania  15258
                                Attn:  Robert W. Goode
                                Senior Vice President


                                TEACHERS INSURANCE AND ANNUITY
                                ASSOCIATION OF AMERICA

                                By
                                  ------------------------------------
                                730 Third Avenue
                                New York, New York  10017
                                Attn:  Securities Division


                                GENERAL AMERICAN LIFE INSURANCE COMPANY

                                By
                                  ------------------------------------
                                P.O. Box 396
                                St. Louis, Missouri  63166


                                HOME LIFE INSURANCE COMPANY

                                By
                                  ------------------------------------
                                253 Broadway
                                New York, New York  10007
                                Attn:  Securities Department


                                THE PENN MUTUAL LIFE INSURANCE COMPANY

                                By
                                  ------------------------------------
                                530 Walnut Street
                                Philadelphia, Pennsylvania  19172
                                Attn:  Securities Department


                                THE UNION CENTRAL LIFE INSURANCE COMPANY

                                By
                                  ------------------------------------
                                P.O. Box 179
                                Cincinnati, Ohio  45201


                                THE UNION LABOR LIFE INSURANCE COMPANY

                                By
                                  ------------------------------------
                                111 Massachusetts Ave., N.W.
                                Washington, D.C.  20001
                                Attn:  Barbara Riley


                                PAN AMERICAN LIFE INSURANCE COMPANY

                                By
                                  ------------------------------------
                                601 Poybras Street
                                Pan American Life Center
                                New Orleans, Louisiana  70130
                                Attn:  28th Floor Investments


                                BERKSHIRE LIFE INSURANCE COMPANY

                                By
                                  ------------------------------------
                                700 South Street
                                Pittsfield, Massachusetts  01201
                                Attn:  Securities Department